Exhibit 6

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.

Dated: May 20, 2010

Golden Gate Capital Opportunity Fund, L.P.
Golden Gate Capital Opportunity Fund-A, L.P.
GGCOF Third-Party Co-Invest, L.P.

By:	GGC Opportunity Fund Management, L.P.
Its:	General Partner

By:	GGC Opportunity Fund Management GP, Ltd.
Its:	General Partner

By:	/s/ David C. Dominik
David C. Dominik
Director

GGC Opportunity Fund Management, L.P.

By:	GGC Opportunity Fund Management GP, Ltd.
Its:	General Partner

By:	/s/ David C. Dominik
David C. Dominik
Director

GGC Opportunity Fund Management GP, Ltd.

By:	/s/ David C. Dominik
David C. Dominik
Director

GGCOF Co-Invest, L.P.

By:	GGCOF Co-Invest Management, L.P.
Its:	General Partner

By:	GGC Opportunity Fund Management, L.P.
Its:	General Partner

By:	GGC Opportunity Fund Management GP, Ltd.
Its:	General Partner

By:	/s/ David C. Dominik
David C. Dominik
Director

GGCOF Co-Invest Management, L.P.

By:	GGC Opportunity Fund Management, L.P.
Its:	General Partner

By:	GGC Opportunity Fund Management GP, Ltd.
Its:	General Partner

By:	/s/ David C. Dominik
David C. Dominik
Director

Z Investment Holdings, LLC

By:	/s/ David C. Dominik
David C. Dominik
Authorized Person